UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer

On July 24, 2025, the Board of Directors (the “Board”) of Enova International, Inc. (the “Company”) announced that David Fisher, the Company’s Chairman of the Board and Chief Executive Officer, will transition to the role of Executive Chairman of the Board effective January 1, 2026. The Company and Mr. Fisher expect that Mr. Fisher will continue to serve on the Board as Executive Chairman for at least two years, subject to re-election as a Board member at the Company’s annual meetings of stockholders.

The terms of Mr. Fisher’s compensation as the Board’s Executive Chairman have yet to be determined. The Company will file an amendment to this Form 8-K when such compensation has been determined.

Appointment of Chief Executive Officer

Upon the effectiveness of Mr. Fisher’s transition, the Board plans to appoint Steve Cunningham, 56, the Company’s Chief Financial Officer, to serve as Chief Executive Officer of the Company effective January 1, 2026.

Mr. Cunningham has served as the Company’s Chief Financial Officer since June 2016 and is currently the Company’s principal financial officer responsible for accounting and financial reporting, treasury, financial planning, tax, facilities and investor relations. Additional information about Mr. Cunningham’s background and business experience can be found in the Company’s Form 10-K for the fiscal year ended December 31, 2024 under “Item 1. Business—Operations—Management Personnel,” which information is incorporated herein by reference.

The terms of Mr. Cunningham’s compensation as Chief Executive Officer have yet to be determined. The Company will file an amendment to this Form 8-K when such compensation has been determined.

Election of Director

Effective as of July 24, 2025, the Board has unanimously elected Steve Cunningham as a member of the Board. Mr. Cunningham will stand for re-election at the Company’s 2026 Annual Meeting of Stockholders. Mr. Cunningham will not receive separate compensation as a member of the Board and is not expected to serve on any committees of the Board.

Appointment of Chief Financial Officer

Upon the effectiveness of Mr. Cunningham’s transition, the Board plans to appoint Scott Cornelis, 47, the Company’s Treasurer and Vice President of Finance, to serve as Chief Financial Officer of the Company effective January 1, 2026.

Mr. Cornelis joined the Company as Treasurer in 2017 and has served as the Company’s Treasurer and Vice President of Finance since June 2023. Mr. Cornelis is currently responsible for the Company’s treasury, financial planning and analysis and investor relations functions.

The terms of Mr. Cornelis’ compensation as Chief Financial Officer have yet to be determined. The Company will file an amendment to this Form 8-K when such compensation has been determined.

Item 7.01 Regulation FD Disclosure.

On July 24, 2025, the Company issued a press release announcing the transition plan described above. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Cautionary Information Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 about anticipated management changes, which can be identified by the use of the words “will,” “expects,” “estimates,” “plans,” “anticipates” and similar expressions or variations. These forward-looking statements give current expectations about future events as of the date of this report and are not guarantees such events will occur in the future. Actual events and results, including the timing of such events, could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual events or results to differ materially from those indicated by the forward-looking statements. The Company cautions not to put undue reliance on these statements and disclaims any intention or obligation to update or revise any forward-looking statements after the date of this report except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Enova International, Inc. press release dated July 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enova International, Inc.

Date:	July 24, 2025	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary